Exhibit 10.43

KAYAK SOFTWARE CORPORATION
2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNITS

AWARD AGREEMENT

THIS AGREEMENT dated as of _________ __, 201_ between KAYAK Software Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), and __________ (the “Participant”), a director of the Company. Capitalized terms used but not defined herein have the meaning ascribed thereto in the Company's 2012 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”).

1.    Grant of Award. Pursuant to and subject to the Plan, the Company grants to the Participant an award (the “Award”) for 6,731 restricted stock units (“Restricted Stock Units”), each representing the right to receive one share of Class A Common Stock(the “Stock”) on and subject to the terms and conditions set forth herein. The Grant Date of this Award is as of [GRANT DATE] (the “Grant Date”).

2.    Rights of Restricted Stock Units. Unless and until the vesting conditions of the Award have been satisfied and the Participant has received the shares of Stock in accordance with the terms and conditions described herein, the Participant shall have none of the attributes of ownership with respect to such shares of Stock. The Participant is not entitled to receive voting rights or dividend equivalent payments on the Restricted Stock Units.

3.    Vesting and Delivery of Shares. As of the Grant Date, the Award is vested as to ____ shares of the Stock. Subject to Section 4 below, the remaining shares of Stock shall vest as follows:

Date	Number of Shares

For purposes of clarity, each vesting date is the close of the Restriction Period (within the meaning of the Plan) with respect to the shares of Stock vesting on such date. Vested Stock will be settled in accordance with, and subject to the provisions of, Section 10 of the Plan promptly following the applicable vesting date with (a) 65% of the aggregate Market Value of the Stock which has vested on such date being settled as shares of Stock (rounded up to the nearest whole share) and (b) the remaining aggregate Market Value being settled in cash (with Market Value, in the case of clause (a) and clause (b) being determined as of such vesting date); provided in any event such settlement shall occur no later than 2½ months following the calendar year in which such portion of the Restricted Stock Units became vested (or any earlier date, after vesting, required to avoid characterization as non-qualified deferred compensation under Section 409A of the Code). In connection with the delivery of the Stock underlying vested Restricted Stock Units, par value will be deemed paid for each such share by past services rendered by the Participant.

4.    Duration of Award and Termination of Business Relationship. This Award will expire, and in the case of clauses (ii) and (iii) vesting shall immediately cease, upon the earlier of (i) the delivery of all Stock (and if applicable, cash) with respect to vested Restricted Stock Units granted pursuant to this Agreement or (ii) if the Participant is a member of the Board as of the Grant Date, the termination of the Participant’s status as a member of the Board or (iii) if the Participant is an employee of, or consultant to, the Company and or one of its Affiliates as of the Grant Date, the termination of the Participant’s employment or consulting relationship with

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the Company and its Affiliates. Termination of employment or Board membership shall not result in expiration or the cessation of vesting if the Participant is then or immediately becomes employed by the Company or a member of the Board.

5.    Transfer of Award. Except as provided in the Plan, no right hereunder related to the Restricted Stock Units and no rights hereunder to the underlying Stock shall be transferable, sold, pledged, assigned or otherwise alienated or hypothecated (except by will or the laws of descent and distribution) until such time, if ever, as the Stock is earned and delivered.

6.    Incorporation of Plan Terms. This Award is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to Section 8 of the Plan, “Adjustment Provisions,” and the limitations on the Company's obligation to deliver Restricted Stock Units or the underlying Stock upon vesting set forth in Section 10 of the Plan, “Settlement of Awards.” The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof.

7.    Other Provisions

(a)    This Award does not give the Participant any right to continue the Participant’s business relationship with the Company or any of its Affiliates, or limit, in any way, the right of the Company or its Affiliates to terminate the Participant’s business relationship, at any time, for any reason not specifically prohibited by law.

(b)    The Company is not liable for the non-issuance or non-transfer, nor for any delay in the issuance or transfer of any shares of Stock due to the Participant with respect to vested Restricted Stock Units granted pursuant to this Award which results from the inability of the Company to obtain, from each regulatory body having jurisdiction, all requisite authority to issue or transfer shares of Stock of the Company if counsel for the Company deems such authority necessary for the lawful issuance or transfer of any such shares. Acceptance of this Award constitutes the Participant’s agreement that the Restricted Stock Units and Stock subsequently acquired hereunder, if any, will not be sold or otherwise disposed of by the Participant in violation of any applicable securities laws or regulations.

(c)    The Award and entitlement to Restricted Stock Units and Stock are subject to this Agreement and the Participant’s acceptance hereof shall constitute the Participant’s agreement to any administrative regulations of the Committee. In the event of any inconsistency between this Agreement and the provisions of the Plan, the provisions of the Plan shall prevail.

(d)    All decisions of the Committee upon any questions arising under the Plan or under these terms and conditions shall be conclusive and binding, including, without limitation, those decisions and determinations to adjust the Award made by the Committee pursuant to the authority granted under the Plan.

(e)    The Participant is responsible for any filings required under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder.

(f)    The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Award and on any Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

8.     Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of the Participant. This Agreement may be executed in one or more

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counterparts all of which together shall constitute but one instrument. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

9.    Tax Consequences.

(a)    Pursuant to Section 10.7 of the Plan, the Participant authorizes the Company to withhold in accordance with applicable law any taxes required to be withheld by federal, state or local laws as a result of the vesting or issuance of Restricted Stock Units or Stock pursuant to this Award. If the Participant so elects in accordance with such procedures as the Committee may establish, and unless the Committee expressly disallows in a particular instance, any withholding obligations may be settled in shares of Stock otherwise to be issued in settlement of vested Stock, based on the Market Value of the Stock as of the date withholding is required, provided, however, that not more than the legally required minimum withholding shall be settled with shares of Stock. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the vesting or issuance of Restricted Stock Units or Stock pursuant to this Award, the Participant agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Participant is an employee of the Company at that time.

(b)    The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations, regarding the Participant’s participation in the Plan, or the Participant’s acquisition of the Restricted Stock Units or the underlying Stock to be issued hereunder or upon the sale or other disposition of such Stock. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(c)    All amounts earned and paid pursuant to this Agreement are intended to be paid in compliance with, or on a basis exempt from, Section 409A of the Code.  This Agreement, and all terms and conditions used herein, shall be interpreted and construed consistent with that intent.  However, the Company does not warrant all such payments will be exempt from, or paid in compliance with, Section 409A.  The Participant bears the entire risk of any adverse federal, state or local tax consequences and penalty taxes which may result from payments made on a basis contrary to the provisions of Section 409A or comparable provisions of any applicable state or local income tax laws.

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Exhibit 10.43

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

KAYAK SOFTWARE CORPORATION:

____________________________________
By:    Daniel Stephen Hafner
Title: Chief Executive Officer

____________________________________
[Participant]

Address: _______________
_______________________
_______________________

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